January 10, 1994

The Boatmen's National Bank of St. Louis
One Boatmen's Plaza, 13th Floor
800 Market Street
St. Louis, Missouri 63102

Gentlemen:

     In order to help finance our construction through January 31, 1995, and to provide funds for general corporate purposes, we are asking you to make available to us until January 31, 1995, bank credit in the amount of $10,000,000.00 and a short term step-up provision for additional bank credit in the amount of $10,000,000.00 from January 20, 1994 to January 27, 1994.

     Notes issued under this agreement shall mature not more than ninety
(90) days from date. Notes maturing after January 31, 1995, may be renewed in whole or in part provided no note shall mature later than June 30, 1995. The notes shall bear interest at your lowest rate extended to the most credit-worthy commercial and industrial borrowers for ninety (90) day maturities effective at the time of each borrowing or renewal. Interest shall be payable at maturity or on the date of any prepayment. Notes issued under this agreement may be prepaid at any time without penalty.

     It is understood that any loans obtained by any subsidiary of Laclede Gas Company whether or not they are guaranteed by Laclede Gas Company are excluded from this agreement and shall not be charged against the credit stated above.

     Nothing in this letter is intended to alter the arrangements set forth in the agreement dated October 18, 1993, or the availability of up to $10,000,000.00 of advances thereunder from The Boatmen's National Bank on the terms set forth in said October 18, 1993 agreement.

     If the foregoing is acceptable to you, will you kindly sign in the space indicated below, and this shall then constitute an agreement between us.

                           Yours very truly,

                           LACLEDE GAS COMPANY

                           By Vernon O. Steinberg
                              ------------------------------
                           Treasurer and Assistant Secretary


THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


By Thomas Guyton
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